EXHIBIT 32

          On August 14, 2003, the Registrant filed its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (the “Form 10-Q”) with the Securities and Exchange Commission. Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the following certifications are being made to accompany the Form 10-Q:

Certification of Chief Executive Officer

          Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Senetek, PLC (the “Company”) hereby certifies, to the best of such officer’s knowledge, that:

(i)

the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13 (a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2003	/s/ FRANK J. MASSINO

Frank J. Massino Chief Executive Officer

Certification of Chief Financial Officer

          Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Senetek, PLC (the “Company”) hereby certifies, to the best of such officer’s knowledge, that:

(iii)

the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13 (a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(iv)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2003	/s/ BRADLEY D. HOLSWORTH

Bradley D. Holsworth Chief FinancialOfficer